EXHIBIT 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report, dated January 22, 1999, relating to the consolidated financial statements of First Frederick Financial Corporation and subsidiary for the years ended December 31, 1998 and 1997. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.

 /s/  Keller Bruner & Company, LLP

Frederick, Maryland
June 1, 1999